                                                                      EXHIBIT 11

                          HARRAH'S ENTERTAINMENT, INC.
                       COMPUTATIONS OF PER SHARE EARNINGS

                                                                             YEAR ENDED DECEMBER 31,
                                                                  ----------------------------------------------
                                                                            1997            1996            1995
                                                                  --------------  --------------  --------------
Income from continuing operations...............................  $  107,522,000  $   98,897,000  $   78,810,000
Discontinued operations
  Earnings from hotel operations, net...........................               -               -      21,230,000
  Spin-off transaction expenses, net............................               -               -     (21,194,000)
Extraordinary loss, net.........................................      (8,134,000)              -               -
                                                                  --------------  --------------  --------------
Net income......................................................  $   99,388,000  $   98,897,000  $   78,846,000
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
BASIC EARNINGS PER SHARE
Weighted average number of common shares outstanding............     100,618,139     102,598,281     102,340,763
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
BASIC EARNINGS PER COMMON SHARE
Income from continuing operations...............................  $         1.07  $         0.96  $         0.77
Discontinued operations
  Earnings from hotel operations, net...........................               -               -            0.21
  Spin-off transaction expenses, net............................               -               -           (0.21)
Extraordinary loss, net.........................................           (0.08)              -               -
                                                                  --------------  --------------  --------------
      Net income................................................  $         0.99  $         0.96  $         0.77
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
DILUTED EARNINGS PER SHARE
Weighted average number of common shares outstanding............     100,618,139     102,598,281     102,340,763
  Additional shares based on average market price for period applicable to:
      Restricted stock..........................................          86,827              88          90,996
      Stock options.............................................         549,101       1,137,792         756,364
                                                                  --------------  --------------  --------------
Average number of common and common equivalent shares
  outstanding...................................................     101,254,067     103,736,161     103,188,123
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
Income from continuing operations...............................  $         1.06  $         0.95  $         0.76
Discontinued operations
  Earnings from hotel operations, net...........................               -               -            0.21
  Spin-off transaction expenses, net............................               -               -           (0.21)
Extraordinary loss, net.........................................           (0.08)              -               -
                                                                  --------------  --------------  --------------
      Net income................................................  $         0.98  $         0.95  $         0.76
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------